EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact - (713) 585-2900
Investors - Steve Bender
Media - David R. Hansen

Westlake Chemical Partners LP (NYSE: WLKP) Announces Third Quarter Earnings

•	Successful initial public offering (IPO) on August 4, 2014

▪	Distributable cash flow of $5.3 million for the post-IPO period

▪	Prorated quarterly distribution of $0.1704 per unit announced on October 28, 2014
This earnings release focuses on the financial results of Westlake Chemical Partners LP, which commenced operations on August 4, 2014.
On July 30, 2014, Westlake Chemical Partners LP’s (the “Partnership”) common units began trading on the New York Stock Exchange under the ticker “WLKP.” The Partnership completed its initial public offering (“IPO”) of 12,937,500 common units on August 4, 2014 at a price of $24.00 per common unit. The IPO represented a sale of 47.8 percent of the common and subordinated units of the Partnership, with Westlake Chemical Corporation owning the remaining limited partner interest and the general partner interest.
“We are pleased to report the successful launch of the Partnership. With our strategic relationship with Westlake Chemical Corporation and our financial flexibility, we are well-positioned to grow via acquisitions of additional assets from our sponsor, through expansions of our plants and through opportunistic third party acquisitions,” said President and Chief Executive Officer Albert Chao.

FINANCIAL RESULTS
For the post-IPO period, revenue from the production, transportation and sale of ethylene and related co-products was $171.6 million. Limited partners' interest in net income for the post-IPO period was $5.0 million, or $0.19 per common unit and distributable cash flow for the post-IPO period was $5.3 million.
On October 28, 2014, the Partnership announced a quarterly cash distribution of $0.1704 per common unit, or $4.6 million. This distribution corresponds to the minimum quarterly distribution of $0.275 per unit, or $1.10 per unit on an annualized basis, and is prorated for the partial quarter following the closing of the IPO.

BASIS OF THIRD QUARTER RESULTS
Results of operations for the third quarter of 2014, as filed with the U.S. Securities and Exchange Commission include results of the Partnership’s predecessor through August 3, 2014. Because results presented for periods prior to the IPO do not factor into distributable cash flow, this earnings release focuses on results of operations for the post-IPO period. A reconciliation of the post-IPO period to the full third quarter 2014 results is provided in the tables attached to this release.

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The statements in this release and the related teleconference relating to matters that are not historical facts, but forward-looking statements, including our strategic relationship with Westlake Chemical Corporation (“Westlake”), our financial flexibility, additional acquisitions of assets from our sponsor, plant expansions and opportunistic acquisitions, are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical industry; availability, cost and volatility of raw materials and utilities, including natural gas from shale production; uncertainties associated with the United States and worldwide economies, including those due to global economic and financial conditions; governmental regulatory actions, including environmental regulation; political unrest; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; access to capital markets; technological developments; the effect and results of litigation and settlements of litigation; operating interruptions; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership’s final prospectus, which was filed with the SEC on July 29, 2014.

Use of Non-GAAP Financial Measures
This news release includes the term distributable cash flow, which is a non-GAAP financial measure, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), but believe that certain non-GAAP financial measures, such as distributable cash flow, provide useful supplemental information to investors regarding the underlying business trends and performance of the Partnership’s ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of distributable cash flow to reported net income and reported net cash provided by operating activities can be found in the financial schedules at the end of this release. We define distributable cash flow as net income before depreciation and amortization, less maintenance capital expenditures and reserves for turnaround expenditures. Additionally, because distributable cash flow may be defined differently by other companies in our industry, our definition of distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Westlake Chemical Partners LP (WLKP)
Westlake Chemical Partners is a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, Texas, the Partnership’s assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com/.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners LP's third quarter 2014 results will be held Tuesday, November 4, 2014 at 12:00 PM Eastern Time (11:00 AM Central Time). To access the conference call, dial (800) 884-5695 or (617) 786-2960 for international callers, approximately 10 minutes prior to the scheduled start time and reference passcode 19495759.

A replay of the conference call will be available beginning four hours after its conclusion until 4:00 PM, Eastern Time on Tuesday, November 11, 2014. To hear a replay, dial (888) 286-8010, or (617) 801-6888 for international callers. The replay passcode is 97033646.
The conference call will also be available via webcast at: http://edge.media-server.com/m/p/eroyx77x/lan/en and the earnings release can be obtained via the Partnership's web page at: http://wlkpartners.com/.

WESTLAKE CHEMICAL PARTNERS LP
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	WLKP Predecessor	WLKP	Combined
	July 1, 2014 through August 3, 2014	August 4, 2014 through September 30, 2014	Three Months Ended September 30, 2014

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake	$163,369	$126,232	$289,601
Net co-product, ethylene and other sales—third parties	57,084	45,323	102,407
Total net sales	220,453	171,555	392,008
Cost of sales	113,799	113,216	227,015
Gross profit	106,654	58,339	164,993
Selling, general and administrative expenses	5,681	3,179	8,860
Income from operations	100,973	55,160	156,133
Other income (expense)
Interest expense—Westlake	(1,672)	(465)	(2,137)
Other income, net	486	—	486
Income before income taxes	99,787	54,695	154,482
Provision for income taxes	36,171	138	36,309
Net income	$63,616	$54,557	$118,173
Less: Predecessor net income prior to IPO on August 4, 2014		—	63,616
Less: Net income attributable to noncontrolling interests in OpCo		49,542	49,542
Net income attributable to WLKP subsequent to IPO and limited partners' interest in net income		$5,015	$5,015

Distributable cash flow attributable to WLKP		$5,265	$5,265

Quarterly distribution declared per unit			$0.1704

Distribution declared
Limited partner units—public			$2,205
Limited partner units—Westlake			2,406
Incentive distribution rights			—
Total distribution declared			$4,611

WESTLAKE CHEMICAL PARTNERS LP
CONSOLIDATED BALANCE SHEET
(Unaudited)

September 30, 2014

(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$89,988
Accounts receivable, net—Westlake	28,500
Accounts receivable, net—third parties	29,606
Inventories	5,551
Prepaid expenses and other current assets	303
Total current assets	153,948
Property, plant and equipment, net	806,648
Other assets, net	61,679
Total assets	$1,022,275

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued liabilities)	$34,953
Long-term debt payable to Westlake	188,523
Other liabilities	1,512
Total liabilities	224,988
Common unitholders—public (12,937,500 units issued and outstanding)	288,487
Common unitholder—Westlake (1,436,115 units issued and outstanding)	3,828
Subordinated unitholder—Westlake (12,686,115 units issued and outstanding)	33,830
General partner—Westlake	(242,572)
Total Westlake Chemical Partners LP parent's capital	83,573
Noncontrolling interests in OpCo	713,714
Total equity	797,287
Total liabilities and equity	$1,022,275

WESTLAKE CHEMICAL PARTNERS LP
COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Nine Months Ended September 30, 2014 (1)

(In thousands of dollars)
Cash flows from operating activities
Net income	$415,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,501
Other balance sheet changes	11,598
Net cash provided by operating activities	485,990
Cash flows from investing activities
Additions to property, plant and equipment	(144,348)
Settlements of derivative instruments	(133)
Net cash used for investing activities	(144,481)
Cash flows from financing activities
Proceeds from debt payable to Westlake	141,161
Repayment of debt payable to Westlake with proceeds from the IPO	(78,940)
Net proceeds from issuance of common units	286,088
Proceeds from initial public offering distributed to Westlake	(151,729)
Net distributions to Westlake prior to IPO	(448,101)
Net cash used for financing activities	(251,521)
Net increase in cash	89,988
Cash at beginning of period	—
Cash at end of period	$89,988
_____________

(1)	WLKP Predecessor for the period from January 1, 2014 through August 3, 2014 and WLKP for the period from August 4, 2014 to September 30, 2014.

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WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO WLKP
TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)
(In thousands of dollars)

Distributable cash flow attributable to WLKP for the period August 4, 2014 to September 30, 2014	$5,265
Add:
Distributable cash flow attributable to noncontrolling interests in OpCo for the period August 4, 2014 to September 30, 2014	51,652
Net income attributable to the Predecessor for the period July 1, 2014 to August 3, 2014	63,616
Maintenance capital expenditures for the period August 4, 2014 to September 30, 2014	5,839
Contribution to turnaround reserves for the period August 4, 2014 to September 30, 2014	4,484
Less:
Depreciation and amortization for the period August 4, 2014 to September 30, 2014	(12,683)
Net income for the three months ended September 30, 2014	118,173
Net income for the six months ended June 30, 2014	297,718
Net income for the nine months ended September 30, 2014	415,891
Depreciation and amortization	58,501
Other balance sheet changes	11,598
Net cash provided by operating activities for the nine months ended September 30, 2014	$485,990

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